Exhibit 99.1

STEVIA CORP. ENTERS INTO DEVELOPMENT AGREEMENT WITH AGRO GENESIS PTE. LTD.

OCT 12, 2011

AGREEMENT INCLUDES EXCLUSIVE DISTRIBUTOR RIGHTS FOR NOVEL CROP PRODUCTION SYSTEM

INDIANAPOLIS, IN--STEVIA CORP. (OTCBB: STEV) ("Stevia Corp." or the "Company"), a farm management company focused on the economic development of Stevia, the fastest growing product of the alternative sweetening sector, is pleased to announce it has entered into a two-year development agreement with Agro Genesis Pte. Ltd. (www.agro-genesis.com), a leading agribusiness solution provider based in Singapore.

The agreement provides that Stevia Corp. will be the exclusive distributor for Agro Genesis' novel crop production technique known as the "g'farm system" as it applies to the growing of Stevia. The g'farm system uses best-in-class sustainable farming practices and chemical-free solutions to produce crops. This means that in keeping with sustainable agriculture principles, the g'farm system incorporates variety screening, crop rotation, comprehensive nutrient management and soil conservation to implement best management practices in crop production.

The agreement ensures that all technology-related patents (e.g. new varieties, cultivation programs, harvest and post-harvest processes) resulting from the project will be co-owned by Stevia Corp. and Agro Genesis with Stevia Corp. maintaining the right of first refusal for the use and distribution rights of yielded patents.

Mr. George Blankenbaker, Stevia Corp. President, comments, "We are very pleased by this arrangement with Agro Genesis, as their practices are truly superior and we believe this agreement will significantly spur our growth in the sector. Given the rapid global adoption of Stevia, the market is expanding at an amazing rate and we are enthusiastically committed to placing ourselves firmly in the forefront of the opportunity Stevia clearly represents."

Further details of the Company's business, finances, appointments and agreements can be found as part of the Company's continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission's ("SEC") EDGAR database. For more information visit: www.steviacorp.us.

ABOUT STEVIA CORP. (OTCBB: STEV)

Stevia Corp. is a farm management company with a strong focus on high value stevia agronomics from plant breeding to good agricultural practices to post-harvest techniques. To date, the Company has acquired two grower supply contracts and three nursery fields in Vietnam. In 2010, stevia products were launched across 35 countries and 38 categories. Within two years of the USA market opening, Nielsen-based retail consumption data indicated almost $1 billion of retail sales. Market research group, Mintel, has said it expects sales of stevia sweetened products to top $2 billion in 2011. Zenith International estimates worldwide sales of stevia extract reached 3,500 tons in 2010 with an overall market value of $285 million and forecasts the global market for stevia will reach 11,000 tons by 2014 requiring the tripling of stevia leaf production at the farm level to keep pace with consumer demand. For more information visit: www.steviacorp.us.
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NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and
Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, growth of stevia global market, plans to expand stevia production, use of resources, the development of new business opportunities, and projected costs, revenue, profits and results operations. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

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